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                                                                   EXHIBIT 10.10


M-tron Bonus Plan for the Year 2000


1. Financial Basis:

      M-tron's year 2000 management bonus will be based on adjusted earning before taxes (EBT) minus 20% of (average assets minus beginning fixed assets minus current liabilities)

      This quantity of money will be called Economic Profit

      Economic Profit was $564,000 in 1998
                          $787,000 in 1999
                          $1,966,000 fcst for 2000



Example (1999 M-tron Results):

      Sales:                  $26.5 million

      EBT:                    $1.57 million
        Adjustments:          $0.24 million (Lynch Corp and Bonuses)
                              -------------
      Adj. EBT:               $1.81 million

      Average Assets
        Acc Rec:              $3.30 million
        Inventory:            $3.79 million
        Equipment:            $2.47 million
        Other:                $0.36 million
                              --------------
      Total Avg Assets:       $9.92 million

        Adjustments:          $2.43 million (beginning fixed assets)
        Acc Payable:          $1.42 million
        Other Liab:           $0.99 million
                              -------------
      Net Ave Capital:        $5.08 million

      Minimum Return:         $1.02 million (20% rate of return)

      Economic Profit:        $0.79 million



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2. Your bonus will be based on a combination of M-tron company performance and on your group/department performance. A few people will have their year 2000 bonus paid entirely on their department performance.


                                                 Company      Department
                                                 -------      ----------
     Proposed Plan:    President               100%                0%
                       VP's & Directors        70%                30%



3. For management bonuses to be paid, our year 2000 EBT (profits) must exceed our 1999 EBT (profits). This means that we must achieve at least 60% of our planned EBT to have any bonus payment.


4: Your personal bonus plan will be determined by the MOC and your supervisor. For the corporate part of your bonus, you will be assigned a block of M-tron Year 2000 Bonus Stock. The dividends from this stock will be determined by M-tron's Economic Profit for the year 2000 and will be paid early in the year 2001.


Example:

Sue has been assigned 100 shares of M-tron Year 2000 Bonus Stock. If M-tron meets its year 2000 plan, our Economic Profit is estimated to be $1.966 million and the M-tron Year Bonus Stock is estimated to pay cash dividends of $8.14 per share.

Sue would receive a cash bonus payment estimated to be $814 (less taxes) about March of the year 2001.

5. The estimated cash dividend per share changes rapidly with our overall performance and Economic Profit.

% of Yr 2000 Plan:                 60%       80%       100%      120%
                                   ---       ---       ----      ----
Est. Dividend/Share:              $1.16      $5.19     $8.14     $11.21



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Changes We Are Making:

1. Bonus shares will be determined early in the year and progress toward the bonus will be tracked during the year. This will be communicated to all eligible employees.

2. The bonus plan will more aggressively incent year-on-year business growth. This plan does not make a bonus payment until last year's performance has been exceeded. This means that we must achieve 60% of our plan to have any bonus payment.

3. The bonus plan will be more highly leveraged around the annual business plan; i.e., more pain when we miss, more gain when we meet and exceed the plan.

4. All non-sales managers and supervisors in the company will have a significant portion of their compensation tied to M-tron corporate financial performance.

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M-tron Industries Bonus Plan Worksheet            EP built with Liability Offset


HISTORICAL FINANCIALS:                       1997        1998        1999        2000
---------------------                      -------     -------     -------     -------
                                                                                 Plan
Revenue                                    $22,828     $22,798     $26,467     $31,975

EBT                                        $ 1,415     $ 1,242     $ 1,568     $ 2,622

Management Fee                             $   100     $   100     $   100     $   100
Bonus                                      $   150     $   120     $   135     $   420

EBT+Mange Fee+Bonus                        $ 1,665     $ 1,462     $ 1,803     $ 3,142

Opening Stock Holder Equity                $ 2,642     $ 3,398     $ 4,215     $ 5,505

YE Total Asset                             $ 8,858     $ 8,898     $10,940     $11,836

Average Total Assets                                   $ 8,878     $ 9,919     $11,982

Average Liabilities Less Bank Payables                 $ 2,190     $ 2,407     $ 3,602


YE PP&E Assets                             $ 2,200     $ 2,433     $ 2,498

EBITDA                                     $ 2,260     $ 2,173     $ 2,623     $ 3,832

Net Bonus Pool                             $   201     $   123     $   150     $   353
   Other Management Bonuses                                        $    50
Total Management Bonuses                                           $   199

Gross Bonus Pool @ EBT+MF+B - 25% SHE      $ 1,005     $   613     $   749     $ 1,766

Gross Bonus Pool @ EBT+MF+B - 20%AA                    $   564     $   787     $ 1,966

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Plan Based On Adjusted Assets (Average Total Assets Less Beginning PP&E Assets)


2000 EBT PLAN ATTAINMENT                                   50%         60%          70%         80%         90%         100%
------------------------                                ------      ------       ------      ------      ------       ------

EBT                                                     $1,311      $1,573       $1,835      $2,098      $2,360       $2,622
EBT+Mange Fee+Bonus                                     $1,831      $2,093       $2,355      $2,618      $2,880       $3,142

Year 2000 Gross Bonus Pool @ EBT+MF+B - .2*
  Adjusted Assets:                                                                                                    $1,966

Pool @ EBT+MF+B - .2*AA                                 $  655      $  917       $1,179      $1,441      $1,703       $1,966

Number of Bonus Plan Shares:                            50,000

Percent of Plan $ Assigned                                  90%

Estimated Management Bonus per Share:                   $ 0.00      $ 1.16       $ 2.76      $ 5.19      $ 6.44       $ 8.14

Estimated Splits:

Pres:         % of Shares                    33.3%
              # of Shares                   16,667
              Total Bonus $
              Old Plan
S. VP         % of Shares                    12.0%
              # of Corp Shares               4,200
              % Corp                         70.0%
              # of Shares                    6,000
              Corp Bonus $
              Total Bonus $
VP            % of Shares                     8.0%
              # of Corp Shares               2,800
              % Corp                         70.0%
              # of Shares                    4,000
              Corp Bonus $
              Total Bonus $
Sr. Dir       % of Shares                     4.0%
              # of Corp Shares               1,400
              % Corp                         70.0%
              # of Shares                    2,000
              Corp Bonus $
              Total Bonus $
Dir           % of Shares                     2.5%
              # of Corp Shares                 875
              % Corp                         70.0%
              # of Shares                    1,250
              Corp Bonus $
              Total Bonus $
Prod. Man     % of Shares                     2.5%
              # of Corp Shares                 625
              % Corp                         50.0%
              # of Shares                    1,250
              Corp Bonus $
              Total Bonus $
Managers      % of Shares                    23.2%
              # of Shares                   11,583
              Total Bonus $



2000 EBT Plan Attainment                                  110%        120%         130%        140%        150%         200%
------------------------                                ------      ------       ------      ------      ------       ------

EBT                                                     $2,884      $3,146       $3,409      $3,671      $3,933       $5,244
EBT+Mange Fee+Bonus                                     $3,404      $3,666       $3,929      $4,191      $4,453       $5,764

Year 2000 Gross Bonus Pool @ EBT+MF+B - .2*
  Adjusted Assets:

Pool @ EBT+MF+B - .2*AA                                 $2,228      $2,490       $2,752      $3,014      $3,277       $4,588

Number of Bonus Plan Shares:

Percent of Plan $ Assigned

Estimated Management Bonus per Share:                   $ 9.82      $11.21       $12.38      $13.56      $14.74       $20.64
